UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  July 22, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amended Current Report”) amends the Current Report on Form 8-K of DPW Holdings, Inc. (then known as Digital Power Corporation) originally filed with the Securities and Exchange Commission on February 10, 2020 (the “Prior Filing”). Its sole purpose is to disclose an amendment to the Exchange Agreement (as defined below).

Other than the foregoing, this Amended Current Report speaks as of the original date of the Prior Filing, does not reflect events that may have occurred subsequent to the date of the Prior Filing and does not modify or update in any way disclosures made in the Prior Filing

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2020, DPW Holdings, Inc., a Delaware corporation (the “Company”), entered into a Master Exchange Agreement (the “Exchange Agreement”) with an entity (the “Creditor”) that acquired approximately $4.2 million dollars in principal amount, plus accrued but unpaid interest, of certain promissory notes that had been previously issued by the Company to Dominion Capital, LLC, a Connecticut limited liability company (the “Dominion Note”) and the Canadian Special Opportunity Fund, LP (the “CSOF Note” and with the Dominion Note, the “Purchased Notes”) in separate transactions. The Creditor also agreed to purchase additional notes up to an additional principal amount, plus accrued but unpaid interest, of $3.5 million (the “Additional Notes” and collectively, with the Purchased Notes, the “Notes”), prior to the second pricing period (the “Second Purchase”). Pursuant to the Exchange Agreement, the Creditor has the unilateral right to acquire, among other things set forth therein, shares of the Company’s common stock (the “Exchange Shares”) in exchange for the Notes, which Notes evidenced an aggregate of up to approximately $7.7 million of indebtedness of the Company.

Pursuant to the Exchange Agreement, the Company issued to the Creditor warrants to purchase 1,832,59 shares of the Company’s common stock (the “Purchase Warrant”). The Purchase Warrant are exercisable for the exercise price of $1.43. In connection therewith, the Company has agreed to file a registration statement to register the sale of the shares of common stock underlying the exercise of the Purchase Warrant by the Creditor pursuant to the Exchange Agreement. In the event that the Creditor does not purchase all of the Additional Notes, the Company shall have the option to acquire a portion of the Purchase Warrants from the Creditor for an aggregate price of $1.00.

On July 21, 2020, the Company and the Creditor entered into an Amendment to Master Exchange Agreement (the “Amendment”) that amended Section 1.1(h) which, as amended, provides that Company is required to file with the Securities and Exchange Commission a registration statement covering the shares of Common Stock underlying the exercise of the Purchase Warrants by the Creditor no later than August 6, 2020, and have such registration statement be declared effective by September 7, 2020.

Item 9.01	Exhibits and Financial Statements

(d)           Exhibits:

Exhibit No.	Description

10.1	Amendment to Master Exchange Agreement by and between DPW Holdings, Inc. and Esousa Holdings, LLC, dated July 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: July 22, 2020	/s/ Henry Nisser
Henry Nisser Executive Vice President and General Counsel